EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 10, 2010, relating to the consolidated financial statements of BlackRock, Inc. (which report expresses an unqualified opinion) appearing in Exhibit 99.2 to this Annual Report on Form 10-K of The PNC Financial Services Group, Inc. (the “Corporation”) for the year ended December 31, 2009, in the following Registration Statements of the Corporation:

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Form S-3 relating to the shelf registration of debt securities, purchase contracts, units, and warrants to be issued by PNC Funding Corp and common stock, preferred stock, purchase contracts, units, warrants, guarantees, and depositary shares to be issued by the Corporation (Nos. 333-164364 and 333-164364-01)

•	Form S-3 relating to the shelf registration of capital securities of PNC Capital Trusts F, G and H (Nos. 333-164365, 333-164365-01, 333-164365-02, and 333-164365-03)

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Forms S-8 relating to the Corporation’s 1997 Long-Term Incentive Award Plan (formerly the Corporation’s 1987 Senior Executive Long-Term Incentive Award Plan, as amended, the 1992 Long-Term Incentive Award Plan ) (Nos. 33-28828, 33-54960, 333-53806, and 333-110758)

•	Forms S-3 relating to the Corporation’s Dividend Reinvestment and Stock Purchase Plan (Nos. 333-136807 and 333-156345)

•	Forms S-8 relating to the Corporation’s Employee Stock Purchase Plan (Nos. 333-25867 and 333-156540)

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Forms S-8 relating to the Corporation’s Incentive Savings Plan (formerly The PNC Financial Services Group, Inc. Incentive Savings Plan and PNC Retirement Savings Plan) (Nos. 33-25140, 333-03901, 333-65042, and 333-139347)

•	Forms S-8 relating to the Corporation’s Supplemental Incentive Savings Plan and the Corporation and Affiliates’ Deferred Compensation Plan (Nos. 333-18069, 333-65040, and 333-136808)

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Form S-8 relating to the National City Savings and Investment Plan, the Corporation’s Supplemental Incentive Savings Plan, and the Corporation and Affiliates’ Deferred Compensation Plan (No. 333-156886)

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Forms S-3 relating to the shelf registration of capital securities of PNC Capital Trust C, PNC Capital Trust D, PNC Capital Trust E and PNC Capital Trust F, fully and unconditionally guaranteed, to the extent described therein, by the Corporation (Nos. 333-50651, 333-50651-01, 333-50651-02, 333-50651-03, and 333-50651-04)

•	Form S-8 relating to the Corporation’s 1996 Executive Incentive Award Plan (No. 333-74666)

•	Form S-8 relating to the PFPC Inc. Retirement Savings Plan (No. 333-115388)

•	Form S-8 relating to the Corporation’s Incentive Savings Plan and the PNC Global Investment Servicing Inc. Retirement Savings Plan (formerly the PFPC Inc. Retirement Savings Plan) (No. 333-158087)

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Form S-3 relating to the shelf registration of securities of the Corporation that may be offered for sale from time to time by shareholders of the Corporation who acquired those shares in connection with the Corporation’s acquisition of Harris Williams & Co. (No. 333-130744)

•	Forms S-8 relating to the Corporation’s 2006 Incentive Award Plan (Nos. 333-134169, 333-139345 and 333-143182)

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Form S-3 relating to the shelf registration of debt securities and warrants to be issued by PNC Funding Corp and common stock, preferred stock, purchase contracts, units, warrants, guarantees, and depository shares to be issued by the Corporation (Nos. 333-139912 and 333-139912-01)

•	Form S-3 relating to the shelf registration of capital securities of PNC Capital Trusts E, F, G and H (Nos. 333-139913, 333-139913-04, 333-139913-03, 333-139913-02, and 333-139913-01)

•	Form S-4 relating to the Corporation’s acquisition of National City Corporation (No. 333-155248)

•	Form S-8 relating to various National City plans (No. 333-156527)

•	Form S-4 relating to the Corporation’s acquisition of Sterling Financial Corporation (No. 333-149076)

•	Form S-8 relating to the Sterling Financial Corporation 1996 Stock Incentive Plan (No. 333-149076)

/s/ Deloitte & Touche LLP
New York, New York March 10, 2010